UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2017

ENVIRONMENTAL PACKAGING TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12303 Airport Way, Suite 200 Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 868-7366

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On April 12, 2017, Environmental Packaging Technologies Holdings, Inc. (the “Company”), EPT Acquisition Corporation, a direct wholly-owned subsidiary of Company, and Environmental Packaging Technologies, Inc., a Delaware corporation entered into an Amendment to Agreement of Merger and Plan of Reorganization (the “Amendment”).

The Amendment extends the agreement termination date in Section 7.01(e) of the Merger and Plan of Reorganization, dated December 28, 2016, from March 31, 2017 to May 31, 2017. The Amendment is effective as March 31, 2017.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.2 to this report and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement of Merger and Plan of Reorganization, dated as of December 28 2016, by and among International Metals Streaming Corp., EPT Acquisition Corporation and Environmental Packaging Technologies, Inc. (incorporated by reference to Form 8-K filed on December 29, 2016)

2.2

Amendment to Agreement of Merger and Plan of Reorganization, dated as of March 31, 2017, by and among Environmental Packaging Technologies Holdings, Inc., EPT Acquisition Corporation and Environmental Packaging Technologies, Inc. *

____________

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL PACKAGING TECHNOLOGIES HOLDING INC.
(Registrant)

Date: April 18, 2017	By:	/s/ Michael Hlavsa
Michael Hlavsa
Chief Executive Officer

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